EXHIBIT 10.12

                                    AGREEMENT

                 EXCLUSIVE TERRITORY AND COMPENSATION AGREEMENT

         THIS AGREEMENT made this 4th day of November 2003, by and between ACCUPOLL, Inc. ("ACCUPOLL"), a Delaware Corporation, whose principal address is 15101 Red Hill Avenue, Suite 220, Tustin, CA. 92780 and AmCad, LLC, a Virginia Corporation ("Reseller") whose principal address is 11180 Sunrise Valley Drive, Reston, 20101. Corporate mailing and payment address should be made to ATTN: C. Delawder, 15867 N. Mountain Road, Broadway, VA 22815.

                                    RECITALS
                                    --------

         Whereas ACCUPOLL has developed a touch screen voting system with proprietary software for use in local, county, state and federal elections,

         Whereas ACCUPOLL wishes to market its product to local, county, state, and federal agencies,

         Whereas ACCUPOLL's product consists of polling place equipment (voting stations and voting administrative workstations) and central site equipment (central count server) ("PRODUCT"),

         Whereas RESELLER has certain contacts with local, county, state and federal agencies and ACCUPOLL wishes to utilize these contacts and the RESELLER's services to market ACCUPOLL's product.

         NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

         1. ENGAGEMENT. ACCUPOLL hereby engages RESELLER to market its product in the States or Counties listed in the attached exhibit A-1 "exclusive territory". ACCUPOLL will provide RESELLER, at ACCUPOLL's expense, with reasonable quantities of sales literature and other marketing materials for use in the promotion and sale of ACCUPOLL's product in the territory (see section 7) assigned to RESELLER. Any literature or other materials furnished by ACCUPOLL and not distributed to potential customers remain the property of ACCUPOLL and shall be returned to ACCUPOLL at its request. At no time shall the RESELLER provide legal services on behalf of the ACCUPOLL or act in the capacity of an attorney for ACCUPOLL.

         2. ACCEPTANCE. RESELLER hereby accepts ACCUPOLL engagement to market its products. RESELLER will devote the necessary time and effort on behalf of ACCUPOLL during the term of this agreement.

         3. COMPENSATION. RESELLER will be provided with pricing from ACCUPOLL that is the standard list price for all ACCUPOLL Products and services to be resold by the RESELLER. The fees to RESELLER to be paid are pursuant to the terms and conditions set forth on Exhibit "A" attached hereto.

         4. RELATIONSHIP. RESELLER shall not have any authority to enter into contracts, make commitments or otherwise bind ACCUPOLL to any obligations without ACCUPOLL's prior written consent. RESELLER shall be required to hire his own employees and shall have full and sole responsibility for the payment of all federal, state and local taxes or contributions that are required pursuant to unemployment insurance, social security, income taxes, and workers' compensation statutes, and agrees to indemnify ACCUPOLL for any liability relating thereto or resulting from the acts, omissions or negligence of RESELLER or his/her employees or agents arising out of or relating to the services. It is agreed that neither the RESELLER nor his/her employees shall have a claim against ACCUPOLL by reason of the services performed under this agreement for any social security, disability, unemployment, vacation, sick leave, insurance, retirement or any other employment benefits of any kind.

         5. TERM. Twelve (12) months, subject to the performance milestones set forth in Exhibit "A" attached hereto. With the mutual agreement of both parties, this agreement may be extended beyond the initial term of the agreement. If ACCUPOLL elects to exercise its option to extend this agreement, ACCUPOLL will notify RESELLER in writing of its intent no less than 30 days prior to the

Confidential                            1 of 7
termination date of this agreement. In the event a contract is awarded to a different vendor in some or all of the exclusive territory listed in Exhibit A, this agreement automatically terminates in those affected areas without further notice.

         6. TERMINATION FOR NON-PERFORMANCE. Upon 30-day written notice by ACCUPOLL to RESELLER, ACCUPOLL can terminate this agreement if the RESELLER fails to meet the performance milestones set forth in Exhibit A, attached hereto.

         7. TERRITORY. This Agreement will be exclusive to the RESELLER in the territory more specifically described in Exhibit "A" attached hereto. RESELLER also agrees not to enter into any agreement with competitors of ACCUPOLL within the territory while under contract to ACCUPOLL and for a period of twelve (12) months following the termination of any contract with ACCUPOLL. A competitor of ACCUPOLL shall be defined as any person or entity that has submitted, or shows a demonstrable intention to submit, a response to a request for proposal to supply and/or implement a voting system. ACCUPOLL reciprocally agrees not to enter into any agreement with any competitor of RESELLER within the territory while RESELLER is under contract to ACCUPOLL and for a period of twelve (I2) months following the termination of any contract with ACCUPOLL. A competitor of RESELLER shall be defined as any person or entity that has submitted, has installed or offers for sale an imaging land record, official record or case management application software solution.

         8. CONFIDENTIALITY AND NON-CIRCUMVENTION.

         (a) RESELLER acknowledges and agrees that he has had and will continue to have access to or be provided with confidential information of ACCUPOLL during the term of this agreement. ACCUPOLL acknowledges its responsibility to accurately and clearly mark any and all such material as Confidential Information, and that failure to properly do so shall deem that information as not ACCUPOLL "confidential". RESELLER agrees, however, to be diligent with the information provided, and fully protect obviously Confidential information which has inadvertently not been marked. As used herein, the term "Confidential Information" shall mean any and all proprietary or confidential information of ACCUPOLL which is properly marked, including, without limitation, ACCUPOLL's business plan, business presentation or related proprietary and financial information as well as other confidential or proprietary information of ACCUPOLL regarding ACCUPOLL's business, plans, financial results and statements, markets, projected activities, customers and results of operations, requirements and sources, contracts, means, methods and processes of providing services, copyrights, patents, trademarks, trade secrets and financial information.

         (b) RESELLER agrees to keep the Confidential Information in the strictest confidence, and the RESELLER agrees that it will not, directly or indirectly, publish or disclose, or authorize the publication or disclosure of, or assist any third party in publishing or disclosing, any Confidential Information to anyone other than employees of the RESELLER, but only to the extent necessary for the RESELLER to perform the services and subject in each such case to the RESELLER using its best efforts to ensure that the persons to whom Confidential Information is disclosed keep such information confidential and do not use such Confidential Information except for the purposes for which the disclosure is made. RESELLER agrees to comply with ACCUPOLL's policies and regulations, as may be reasonably established from time to time, for the protection of its Confidential Information. RESELLER shall use "best efforts" to ensure potential clients execute reasonable ACCUPOLL provided Confidentiality Agreements to assist in the protection of ACCUPOLL Confidential Information. The breach and unauthorized disclosure by anyone outside of RESELLER direct organization (employees and/or RESELLER) shall not be considered a violation by RESELLER and the prosecution of any such unauthorized disclosure by outside persons or entities shall be the sole responsibility of ACCUPOLL.

         (c) The RESELLER's confidentiality obligations shall continue with respect to each item of Confidential Information, including after the termination of this agreement, until such time as the RESELLER can show that any such item of Confidential Information (i) has legally and properly entered the public domain through a source other than the RESELLER and through no fault of the RESELLER, (ii) has legally and properly been received from an unrelated


Confidential                            2 of 7
third party through no breach of any agreement with ACCUPOLL and without an obligation to keep it confidential, (iii) was known to the RESELLER or was in the RESELLER's possession, without any obligation to keep it confidential, prior to the receipt of such item of Confidential Information from ACCUPOLL, or (iv) after one year following the date of termination of this agreement with ACCUPOLL.

         (d) RESELLER acknowledges that the Confidential Information is of a special, unique and extraordinary character and for that reason ACCUPOLL will be irreparably damaged in the event that the confidentiality or non-circumvention obligations imposed upon RESELLER, as set forth herein, are not specifically enforced. Accordingly, the RESELLER agrees that ACCUPOLL shall be entitled, at its election, to institute and prosecute proceedings against the RESELLER, as set forth herein, in any court of competent jurisdiction, either at law or equity, to: (a) obtain damages for breach of the obligations hereunder; (b) enforce specific performance of said obligations, or both. Such remedies are cumulative and not exclusive and shall be in addition to any and all other remedies which ACCUPOLL may have, at law or in equity, in the event the RESELLER breaches any of its obligations hereunder. The parties hereto confirm that the covenants in this Agreement are expressly deemed to cover acts of negligence and any inadvertent disclosure or violation of the terms herein.

         9. MUTUAL INDEMNIFICATION. RESELLER and ACCUPOLL hereby agree to indemnify, defend and hold harmless each other, their respective directors, officers, shareholders, employees, agents and representatives, .from and against any and all claims, losses, and damages arising out of or relating to the services.

         10. MISCELLANEOUS.

         10.1 ENTIRE AGREEMENT. Except as otherwise provided herein, this agreement constitutes the entire agreement between the parties, and all prior negotiations, representations, or agreements between the parties, whether oral or written, are superceded by this agreement. This agreement may only be modified by an agreement in writing executed by the parties hereto.

         10.2 AUTHORITY AND BINDING EFFECT. The undersigned individuals and/or entities executing this agreement on behalf of their respective parties represent and warrant that said individuals are authorized to enter into this agreement on behalf of such parties, that appropriate corporate or other resolutions have been passed and obtained, and that this agreement shall be binding upon same. This agreement shall be binding upon and inure to the benefit of the respective successors, assigns or personal representative, and heirs of the parties. Neither this agreement nor any of its provisions are assignable by either of the contracting parties. This agreement shall inure to the benefit of and be binding upon their respective successors in interest and personal representatives and shall extend to their controlled corporations, partnerships, trusts, proprietorships, affiliates, agents, trustees or executives.

         10.3 NOTICES. All notices, requests, demands, and other communications provided for hereunder shall be in writing or by facsimile transmission and shall be deemed to have been duly given:

         (i) On the date of service if delivered in person or by facsimile transmission (with the facsimile confirmation of transmission receipt acting as confirmation of service when sent); or
         (ii) Three (3) days after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

                  If to ACCUPOLL:   AccuPoll Inc.
                                            15101 Red Hill Ave., Suite 220
                                            Tustin, CA 92780
                                            Attn: Chief Financial Officer

                  If to RESELLER            AmCad, LLC
                                            15867 N. Mountain Rd.
                                            Broadway, VA 22815
                                            Attn: C. Delawder

or at such other address as the party affected may designate in a written notice in compliance with this Section.

Confidential                            3 of 7

         10.4 ARBITRATION. Any controversy or claim arising out of or relating to this agreement, or breach thereof, shall be settled by arbitration at Orange County, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall be held within 60 days after Notice of Arbitration is served on either party and the prevailing party shall be entitled to recover its reasonable legal fees and the cost of arbitration from the other party.

         10.5 ATTORNEYS' FEES. In the event that any party shall bring an action in connection with the performance, breach or interpretation of this agreement, then the prevailing party in such action, as determined by the court or other body having jurisdiction, shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expenses of litigation or arbitration, including reasonable attorneys' fees, court costs, costs of investigation and other costs reasonably related to such proceeding, in such amounts as may be determined in the discretion of the court or other body having jurisdiction.

         10.6 SECTION HEADINGS. The various section headings are inserted for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement or any section hereof.

         10.7 SEVERABILITY. In the event that any provisions, or portions thereof, of this agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

         10.8 COUNTERPARTS. This agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement, each of which shall be an original for all purposes.

         10.9 GOVERNING LAW. This agreement has been entered into and executed in the State of California and shall be interpreted in accordance with the laws of said state.

         10.10 ENTIRE AGREEMENT. This agreement, and any exhibits attached hereto, sets forth the entire understanding of the parties and may only be amended, modified or terminated by an instrument in writing signed by the parties thereto.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the date set forth above.

"Agreed"                                               "Agreed"


/s/ Frank Wiebe                                        /s/ James A. Brown

Signature ("ACCUPOL ")                                 Signature ("RESELLER")

Frank Wiebe                                            James A. Brown
Print Name                                             Print Name

12/22/03                                               12/30/03
Date                                                   Date

Confidential                            4 of 7